JPMORGAN VALUE OPPORTUNITIES FUND, INC.
                          INVESTMENT ADVISORY AGREEMENT


     Agreement, made this 31st day of December, 2001, between the JPMorgan Value Opportunities Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and J.P. Morgan Investment Management Inc., a Delaware corporation (the "Advisor").

     WHEREAS, the Fund is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to retain the Advisor to render investment advisory services to the Fund as agreed to from time to time between the Fund and the Advisor, and the Advisor is willing to render such services;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

                  1. The Fund hereby appoints the Advisor to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  2. Subject to the general supervision of the Directors of the Fund, the Advisor shall manage the investment operations of the Fund and the composition of the Fund's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with the Fund's investment objectives and policies as stated in the Fund's registration statement on Form N-1A, as such may be amended from time to time (the "Registration Statement"), under the 1940 Act, in accordance with such policies and instructions as the Directors of the Fund may from time to time establish and subject to the following understandings:

                  (a) the Advisor shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained, sold or lent by the Fund, and what portion of the assets will be invested or held uninvested as cash;

                  (b) the Advisor shall use the same skill and care in the management of the Fund's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

                  (c) the Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Fund's Articles of Incorporation(such Articles of Incorporation, as presently in effect and as amended from time to time, is herein called the "Articles of Incorporation"), the Fund's By-Laws (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws") and the Registration Statement and with the instructions and directions of the Directors of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

                  (d) the Advisor shall determine the securities to be purchased, sold or lent by the Fund and as agent for the Fund will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities; in placing orders with brokers and/or dealers the Advisor intends to seek best price and execution for purchases and sales; the Advisor shall also determine whether the Fund shall enter into repurchase or reverse repurchase agreements;

                  On occasions when the Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers of the Advisor, the Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund;

                  (e) the Advisor shall maintain books and records with respect to the Fund's securities transactions and shall render to the Fund's Directors such periodic and special reports as the Directors may reasonably request; and

                  (f) the investment management services of the Advisor to the Fund under this Agreement are not to be deemed exclusive, and the Advisor shall be free to render similar services to others.

                  3. The Fund has delivered copies of each of the following documents to the Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

                  (a) Articles of Incorporation;

                  (b) The By-Laws;

                  (c) Certified resolutions of the Directors of the Fund authorizing the appointment of the Advisor and approving the form of this Agreement;

                  (d) The Fund's Notification of Registration on Form N-8A and Registration Statement as filed with the Securities and Exchange Commission (the "Commission").

                  4. The Advisor shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2(e). The Advisor agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Fund by Rule 31a-1 of the Commission under the 1940 Act.

                  5. During the term of this Agreement the Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any).

                  6. For the services provided and the expenses borne pursuant to this Agreement, the Fund will pay to the Advisor as full compensation therefor a fee at an annual rate set forth on Schedule A attached hereto. Such fee will be computed daily and payable as agreed by the Fund and the Advisor, but no more frequently than monthly.

                  7. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  8. This Agreement shall continue in effect with respect to the Fund for a period of one year from December 31, 2001, and thereafter for only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of a majority of all the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Advisor, or by the Advisor at any time, without the payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

                  9. The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

                  10. This Agreement may be amended, with respect to the Fund, by mutual consent, but, to the extent required by the 1940 Act, the consent of the Fund must be approved (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Fund.

                  11. Notices of any kind to be given to the Advisor by the Fund shall be in writing and shall be duly given if mailed or delivered to the Advisor at 522 Fifth Avenue, New York, New York 10036, Attention: Funds Management, or at such other address or to such individual as shall be specified by the Advisor to the Fund. Notices of any kind to be given to the Fund by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Fund c/o Washington Management Corporation, 1101 Vermont Avenue N.W., Suite 600, Washington, D.C. 20005 or at such other address or to such individual as shall be specified by the Fund to the Advisor.

                  12.  This   Agreement   may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original.

                  13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the ____day of ________, 2001.


                                JPMORGAN VALUE OPPORTUNITIES FUND, INC.



                                    By:
                                       ------------------------------------
                                                  Name:
                                                  Title:

                                                J.P. MORGAN INVESTMENT
                                                MANAGEMENT INC.



                                    By:
                                       ------------------------------------
                                                  Name:
                                                  Title:

                                                 Schedule A



                     JPMorgan Value Opportunities Fund, Inc.
                            Investment Advisory Fees




0.50% of average daily net assets, as determined pursuant to the applicable provisions of the Fund's then current Registration Statement.